UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2016

CAPE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Court House, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 465-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On January 5, 2016, Cape Bancorp, Inc. (the “Company” or “Cape”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, OceanFirst Financial Corp. (“OceanFirst”), a Delaware corporation and the parent company of OceanFirst Bank, and Justice Merger Sub Corp. (“Merger Sub”), a Maryland corporation and the wholly-owned subsidiary of OceanFirst. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving entity, and immediately thereafter the Company will merge with and into OceanFirst, with OceanFirst as the surviving entity (the “Merger”). It is anticipated that immediately after the Merger, Cape Bank, a New Jersey-chartered savings bank, will merge with and into OceanFirst Bank, a federal savings bank, with OceanFirst Bank as the surviving bank.

The Merger Agreement has been unanimously approved by the boards of directors of each of the Company and OceanFirst. Subject to the approval of the Merger Agreement by the Company’s shareholders, the approval of the issuance of the stock consideration by OceanFirst’s shareholders as required by applicable NASDAQ rules, the receipt of all regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the summer of 2016.

At the effective time of the Merger, Company stockholders will be entitled to receive $2.25 in cash and 0.6375 shares (the “Exchange Ratio”) of OceanFirst common stock for each share of Company common stock (the “Merger Consideration”). Additionally, all outstanding and unexercised options to purchase Company common stock will convert into the right to receive a number of shares of OceanFirst common stock (rounded down to the nearest whole share) determined by multiplying (x) the number of shares of Cape common stock subject to such Cape option immediately prior to the effective time by (y) 0.75; and the exercise per share of the new option (rounded up to the nearest whole cent) will be equal to the quotient obtained by dividing (i) the per share exercise price for the shares of Cape common stock subject to such Cape option by (ii) 0.75. Each Cape restricted stock award outstanding will vest at the effective time and will convert into the right to receive the Merger Consideration.

Pursuant to the terms of the Merger Agreement, Michael D. Devlin, President and Chief Executive Officer of the Company and Cape Bank, will be appointed to the boards of directors of OceanFirst and OceanFirst Bank following the Merger.

The Merger Agreement contains representations, warranties and covenants of the Company and OceanFirst including, among others, covenants that require (i) the Company to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and (ii) the Company to not engage in certain kinds of transactions during such period (without the prior written consent of OceanFirst). Subject to certain terms and conditions, the Company’s board of directors will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby, and will solicit proxies voting in favor of the Merger Agreement from the Company’s stockholders. The Company has also agreed not to (i) solicit proposals relating to alternative business combinations or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for both the Company and OceanFirst, and further provides that upon the termination of the Merger Agreement under certain circumstances, the Company or OceanFirst, as applicable, will be obligated to pay the other party a termination fee of $7.2 million.

As noted above, consummation of the Merger is subject to customary closing conditions, including (i) receipt of the requisite approval of the Company’s and OceanFirst’s stockholders, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, (iv) effectiveness of the registration statement to be filed by OceanFirst with the Securities and Exchange Commission (the “SEC”) with respect to the OceanFirst common stock to be issued in the Merger, and (v) authorization for listing on the NASDAQ Global Select Market of the shares of OceanFirst common stock to be issued in the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other customary closing conditions, including (i) the accuracy of the representations and warranties of the other party (subject to certain materiality standards), (ii) compliance of the other party with its covenants (subject to certain materiality standards) and (iii) receipt by such party of an opinion from such party’s counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement includes customary representations, warranties and covenants of the Company and OceanFirst made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract by and among the Company and OceanFirst and are not intended to provide factual, business, or financial information about the Company or OceanFirst. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or different from what a stockholder might view as material, may have been used for purposes of allocating risk between the Company and OceanFirst rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Stockholders should read the Merger Agreement together with the other information concerning OceanFirst and the Company that is publicly filed in reports and statements with the SEC.

The foregoing description of the Merger Agreement is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Additional Information for Shareholders

This communication is being made in respect of the proposed Merger involving OceanFirst and Cape. This material is not a solicitation of any vote or approval of OceanFirst’s or Cape’s shareholders and is not a substitute for the joint proxy statement/prospectus or any other documents which OceanFirst and Cape may send to their respective shareholders in connection with the proposed Merger. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed Merger, OceanFirst intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed Merger with the SEC. Before making any voting or investment decision, the respective investors and shareholders of OceanFirst and Cape are urged to carefully read the entire joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either company with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about OceanFirst, Cape and the proposed Merger. Investors and security holders are also urged to carefully review and consider each of OceanFirst’s and Cape’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. When available, copies of the joint proxy statement/prospectus will be mailed to the respective shareholders of OceanFirst and Cape. When available, copies of the joint proxy statement/prospectus also may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08753, Attn: Jill Apito Hewitt, Senior Vice President and Investor Relations Officer or Cape Bancorp, Inc., 225 North Main Street, Cape May Court House, New Jersey 08210, Attn: Michael D. Devlin, President and Chief Executive Officer.

Participants in the Solicitation

OceanFirst, Cape and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of OceanFirst’s and Cape’s shareholders in connection with the proposed Merger. Information about the directors and executive officers of OceanFirst and their ownership of OceanFirst common stock is set forth in the proxy statement for OceanFirst’s 2015 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 27, 2015. Information about the directors and executive officers of Cape and their ownership of Cape’s common stock is set forth in the proxy statement for Cape’s 2015 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 24, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies of OceanFirst’s and Cape’s shareholders in connection with the proposed Merger may be obtained by reading the joint proxy statement/prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This report contains forward-looking statements. These forward-looking statements may include: management plans relating to the Merger; the expected timing of the completion of the Merger; the ability to complete the Merger; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither OceanFirst nor Cape assumes any duty and does not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that OceanFirst or Cape anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, those included under Item 1A “Risk Factors” in Cape’s Annual Report on Form 10-K, those disclosed in OceanFirst’s and Cape’s respective other periodic reports filed with the Securities and Exchange Commission (the “SEC”), as well as the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the Merger may not be timely completed, if at all; that prior to the completion of the Merger or thereafter, OceanFirst’s and Cape’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, shareholder or other approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers, employees and other constituents to the Merger; and diversion of management time on merger-related matters. For any forward-looking statements made in this report or in any documents, OceanFirst and Cape claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01.       Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of January 5, 2016 by and among OceanFirst Financial Corp., Justice Merger Sub Corp. and Cape Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.

DATE: January 7, 2016	By:	/s/ Michael D. Devlin
Michael D. Devlin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger dated as of January 5, 2016 by and among OceanFirst Financial Corp., Justice Merger Sub Corp. and Cape Bancorp, Inc.